Exhibit 99.1

Manhattan Pharmaceuticals Announces Joint Venture With Nordic Biotech for Lead Product Hedrin

Companies Sign $9.65M Deal to Develop and Commercialize Hedrin, a Next Generation Treatment for Pediculitis (Head Lice)

NEW YORK, Feb 5, 2008 (PrimeNewswire via COMTEX News Network) -- Manhattan Pharmaceuticals, Inc. (AMEX:MHA) today announced that it has entered into a joint venture agreement with Nordic Biotech Advisors ApS (Nordic) to develop and commercialize Hedrin™, the company's novel, non-insecticide treatment for head lice. Manhattan Pharmaceuticals, Inc. currently owns North American rights to Hedrin and is pursuing development as a medical device in the U.S.

The total deal, valued at up to $9.65M, provides for the formation of a 50/50 joint venture entity that will own, develop and secure a commercialization partner for Hedrin. Under terms of the agreement, the Nordic Biotech Venture Fund II K/S will invest up to $5.0M in the joint venture in exchange for a 50% ownership interest, and Manhattan Pharmaceuticals will assign and transfer its North American rights to Hedrin to the joint venture in exchange for a 50% ownership interest valued at up to $5.0M plus up to $3.65M in cash and payments.

Manhattan Pharmaceuticals will receive an up front payment from the joint venture consisting of $2.0M in cash plus $2.5M equity in the joint venture. Upon receiving medical device designation for Hedrin by the U.S. FDA, Manhattan Pharmaceuticals will receive an additional $1.5M in cash plus an additional $2.5M equity in the joint venture.

The joint venture will be responsible for the development and commercialization of Hedrin in North America and all costs associated with the project including any necessary U.S. clinical trials, patent costs, and future milestones owed to the original licensor, Thornton & Ross Limited.

"Hedrin has been successfully launched in Europe and is a market leader there as a next generation, non-insecticide treatment for pediculitis," stated Florian Schonharting, partner of Nordic Biotech. "We are very excited to be invested in this global product, and anticipate a successful development and launch in the large North American market."

"This deal strategically provides Hedrin with the resources to pursue development as a medical device. We are excited to work with Nordic Biotech on this commercially validated product," said Douglas Abel, president and chief executive officer of Manhattan Pharmaceuticals.

In accordance with a milestone expected to be achieved on April 30, 2008, Nordic has the right to receive, on such date, a warrant to purchase approx 7.1 million shares of Manhattan Pharmaceuticals common stock at $0.14 per share. If fully exercised, this warrant will yield an additional $1.0M of capital for the Company. In addition to the investment in the joint venture noted above, Nordic will make an upfront payment of $150,000 to the Company.

Nordic has an option to put its interest in the joint venture to Manhattan Pharmaceuticals in exchange for shares of Manhattan Pharmaceuticals common stock, and under certain conditions, Manhattan Pharmaceuticals has the option to call Nordic's interest in the joint venture in exchange for Manhattan Pharmaceuticals common stock.

About Hedrin

To date, Hedrin has been clinically studied in 326 subjects and has demonstrated clinical equivalence to widely used insecticide head lice treatments. It is currently marketed as a device in Western Europe and as a pharmaceutical in the United Kingdom (U.K.). In Europe, Hedrin has been launched in 21 countries and has achieved annual sales through its licensees of approximately $45 million at in-market public prices (which equates to a projected 21% market share), and is the market leader in the U.K. with $11 million in sales (23% market share) and France with a 21% market share.

Hedrin is a unique, proprietary combination of silicones (dimeticone and cyclomethicone) that acts as a pediculicidal (lice killing) agent by disrupting the insect's mechanism for managing fluid and breathing. Hedrin contains no traditional chemical insecticides in contrast with most currently available lice treatments. Recent studies have indicated that resistance to traditional chemical insecticides may be increasing and therefore contributing to insecticide treatment failure. Because Hedrin kills lice by preventing the louse from excreting waste fluid and by asphyxiation (smothering), rather than by acting on the central nervous system, the insects cannot build up resistance to the treatment.

About Pediculitis

According to the American Academy of Pediatrics, an estimated 6-12 million Americans have Pediculitis each year, with pre-school and elementary age children and their families affected most often.

About Manhattan Pharmaceuticals, Inc.

Manhattan Pharmaceuticals, Inc. is a pharmaceutical company that acquires and develops novel, high-value drug candidates primarily for the treatment of dermatologic and immune disorders. With a pipeline consisting of four clinical stage product candidates, Manhattan Pharmaceuticals is developing potential therapeutics for large, underserved patient populations seeking superior treatments for conditions including pedicultitis (head lice), psoriasis, atopic dermatitis (eczema), and mastocytosis. (http://www.manhattanpharma.com)

About Nordic Biotech

Nordic Biotech Advisors ApS is the investment advisor to Nordic Biotech K/S and Nordic Biotech Venture Fund II K/S, and was founded in 2001 by Christian Hansen and Florian Schonharting. Key investors in the Nordic Biotech fund family are major institutions and family foundations. Nordic Biotech focuses on global special situations opportunities and currently has a portfolio in excess of 10 companies. (http://www.nordicbiotech.com/)

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause Manhattan Pharmaceuticals, Inc.'s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," "will," and similar words or phrases. These statements are based on Manhattan Pharmaceuticals, Inc.'s current expectations, forecasts and assumptions, which are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that our joint venture with Nordic will be able to meet the milestone which will obligate Nordic to make the second payment referred to in this press release (the failure to meet that milestone will give Nordic enhanced control over the joint venture's operations and other important decision-making), that liquidated damages will accrue if we are unable to register the shares of common stock underlying the warrants and the put/call rights referred to in this press release in a timely manner, that AMEX will provide a financial viability exception to its rule that would require us to obtain stockholder approval for this transaction (which would materially delay the transaction and result in financial hardship for the company), that Manhattan Pharmaceuticals, Inc.'s development efforts relating to Hedrin or any other current or future product candidates will be successful, that any clinical study will be completed or will return positive results, or that we will be able to out-license its discontinued programs to other companies on terms acceptable to Manhattan Pharmaceuticals, Inc. or at all. Other risks that may affect forward-looking information contained in this press release include the company's extremely limited capital resources, the possibility of being unable to obtain regulatory approval of Manhattan Pharmaceuticals, Inc.'s product candidates, or obtain the treatment we are seeking for Hedrin, the risk that the results of clinical trials may not support the company's claims, the risk that the company's product candidates may not achieve market acceptance in North America or elsewhere, the company's reliance on third-party researchers to develop its product candidates, availability of patent protection, the risk that sufficient capital may not be available to develop and commercialize the company's product candidates, and the company's lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2006. Manhattan Pharmaceuticals, Inc. assumes no obligation to update these statements, whether as a result of new information, future events, or otherwise, except as required by law.

This news release was distributed by PrimeNewswire, www.primenewswire.com

SOURCE: Manhattan Pharmaceuticals, Inc.

Manhattan Pharmaceuticals, Inc. Douglas Abel, Chief Executive Officer (212) 582-3950